Exhibit 10.1

December 27, 2006

Mr. Michael J. Short

Dear Mike:

We are pleased to extend to you our offer to join AutoNation, Inc. (the “Company”) as Executive Vice President and Chief Financial Officer. Your appointment is subject to approval by the Company’s Board of Directors and your compensation package as outlined herein is subject to approval of our Compensation Committee and Executive Compensation Subcommittee. The following sets forth the terms of our offer:

Position:	Executive Vice President and Chief Financial Officer, reporting to the Chief Executive Officer of the Company

Start Date:	On January 15, 2007 (the “Start Date”), you will commence employment with the Company and your appointment as Executive Vice President and Chief Financial Officer will be effective

Salary:	$525,000 annual base salary

Annual Bonus:	You will be eligible to participate
in the Company’s senior executive
incentive bonus program commencing
in 2007. In 2007, your bonus target
will be set at no less than 60% of
your base salary. The Executive
Compensation Subcommittee is
responsible for setting specific
annual performance goals and an
objective formula for calculating
the amount of the target awards for
participants. The senior executive
incentive bonus program is designed
to incentivize management to improve
our operating performance and to use
capital to generate high returns.

Relocation:	The Company will provide you with
relocation assistance in accordance
with the Company’s relocation
policy. You are eligible for Tier 5
benefits. In addition to the
standard relocation benefits, the
Company will provide you with an
extended period of up until July 31,
2007 to complete your relocation
and, during such time period, will
reimburse you for the cost of
temporary housing expenses in Fort
Lauderdale, Florida and for travel
to and from your current home during
weekends and vacation days. All
non-deductible relocation expenses
will be grossed up for tax purposes.
Should you voluntarily terminate
employment, on or before two years
of employment, a pro-rated share of
all relocation reimbursements must
be repaid to the Company pursuant to
the policy.

Stock Option Grant:	Subject to approval of the Executive
Compensation Subcommittee, you will
be entitled to receive an initial
grant of options to acquire 200,000
shares of Company common stock under
the Company’s 1998 Employee Stock
Option Plan (as amended and
restated) (the “1998 Option Plan”).
The options will be subject to the
terms and conditions set forth in
the 1998 Option Plan and an option
agreement to be signed by you and
the Company, and you will be
required to sign certain
non-competition and related
agreements in connection with the
option grant. The grant will be
effective on your Start Date and the
exercise price will be the closing
price of Company common stock on the
last trading day prior to your Start
Date. Subject to earlier
termination in accordance with the
1998 Option Plan and the option
agreement, the stock options will
vest twenty-five percent (25%) per
year commencing with the one-year
anniversary of the option grant. In
2007, you also will be eligible to
participate in the Company’s annual
stock option grant, which is
administered by and at the
discretion of the Executive
Compensation Subcommittee and which
typically occurs at the regularly
scheduled Subcommittee meeting in
late July.

Car Allowance:	$15,600 annual vehicle allowance pursuant to the Company’s vehicle allowance program applicable to you

Future Compensation:	Your compensation in future years is subject to the approval of the Company’s Compensation Committee and Executive Compensation Subcommittee

Severance:	At any time during your employment,
the Company has the right to
terminate the employment
relationship and to discharge your
employment for any reason or no
reason at all and you may also
terminate the employment
relationship. Upon termination of
your employment by the Company
within 24 months after your Start
Date other than for Cause (as
defined below), death or disability,
you will be eligible to receive an
amount equivalent to eighteen (18)
months of your annual base salary,
less applicable withholdings. The
severance payment shall be disbursed
in a lump-sum payment within 30 days
of your termination and shall be
contingent upon your execution of a
general waiver and release of all
claims and compliance with
applicable agreements between you
and the Company.

If your employment is terminated for
Cause, death or disability, you will
be paid that portion of the salary
prorated through the date of
termination, and the Company will
have no further obligations. For
purposes of this letter agreement,
termination for “Cause” shall mean a
termination of your employment by
the Company as a result of (i) your
failure or refusal to perform the
material duties and responsibilities
required by the Company to be
performed by you which are
consistent with your position as
Chief Financial Officer of the
Company after having been given
written notice by the Company and a
reasonable time period specified in
such notice to cure such failure or
refusal to perform (to the extent
such failure or refusal to perform
may be cured); (ii) you engaging in
gross negligence or willful
misconduct in the performance of
your duties; (iii) the commission of
an act of fraud or dishonesty
affecting the Company; or (iv) your
violation of Company policies in any
material respect or engaging in
illegal conduct.

Benefits:	You will be eligible to participate
in the Company’s group health and
dental benefit programs effective on
the first day of the month
coincident with or following the
completion of thirty days of
service. The Company will reimburse
you for COBRA payments (and will
gross such amounts up for taxes)
made by you to continue health
coverage with your prior employer
from your Start Date until your
first day of eligibility to
participate in the Company’s health
program.

Background Check and Drug Screening:	This offer is contingent upon the successful completion of the Company’s hair analysis drug screening process and background check.

Confidentiality And Non-Compete Agreement and Arbitration Agreement:	Employment is contingent upon your signing the Company’s Confidentiality and Non-Compete Agreement and Employee Arbitration Agreement.

Please confirm your acceptance of this offer by signing in the space provided below and then return one original signed copy to me as soon as possible.

We look forward to having you join our team.

Sincerely,

/s/ Mike Jackson

Mike Jackson
Chairman and Chief Executive Officer
AutoNation, Inc.

ACCEPTED:

/s/ Michael J. Short

Michael J. Short

December 27, 2006
Date